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                           200 East Randolph Drive     Telephone 312 565 1500
                              Chicago, IL 60601
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PRICE WATERHOUSE                                  [LOGO OF PRICE WATERHOUSE]



                                                               Exhibit No. 15.1

June 10, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that Acme Metals Incorporated has incorporated by reference our report dated April 21, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about June 10, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



PRICE WATERHOUSE